Exhibit 4.6

This THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of May 14, 2012, is entered into by and among URS CORPORATION, a Delaware corporation (“Parent”), URS FOX US LP, a Delaware limited partnership and a wholly owned subsidiary of Parent (“Fox LP,” and, together with Parent, the “Issuers”), the guarantors listed on the signature pages attached hereto (the “Additional Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”), under the Indenture (as defined below).

RECITALS

WHEREAS, the Issuers, the guarantors party thereto (collectively, the “Existing Guarantors”) and the Trustee have heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of March 15, 2012, as amended and supplemented by a supplemental indenture, dated as of March 15, 2012, among the Issuers, the Existing Guarantors and the Trustee (the “First Supplemental Indenture”), and a second supplemental indenture, dated as of March 15, 2012, among the Issuers, the Existing Guarantors and the Trustee (the “Second Supplemental Indenture,” and the Base Indenture, as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”);

WHEREAS, Sections 2.1 and 9.1 of the Base Indenture provide, among other things, that the Issuers and the Trustee may, without the consent of Holders, enter into indentures supplemental to the Indenture to provide for specific terms applicable to any series of Securities;

WHEREAS, the Indenture provides that the Issuers shall cause any domestic Subsidiaries of Parent that become guarantors under Parent’s Credit Agreement to execute and deliver to the Trustee a supplement to the Indenture pursuant to which such domestic Subsidiary will guarantee payment of the Notes and all other Obligations of the Issuers on the same terms and conditions as those set forth in the Indenture (each an “Additional Securities Guarantee”);

WHEREAS, pursuant to Section 9.1 of the Base Indenture, the Issuers and the Trustee are authorized to execute and deliver this Third Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder of Notes (as defined below);

WHEREAS, the Issuers, the Additional Guarantors and the Trustee intend by this Third Supplemental Indenture to provide that the 3.850% Senior Notes due 2017 (the “2017 Notes”) and the 5.000% Senior Notes due 2022 (the “2022 Notes,” and, together with the 2017 Notes, the “Notes”) issued by the Issuers pursuant to the First Supplemental Indenture and the Second Supplemental Indenture, respectively, will be entitled to the benefits of the Additional Securities Guarantees of the Additional Guarantors;

WHEREAS, each of the Additional Guarantors intends by this Third Supplemental Indenture to execute an Additional Securities Guarantee with respect to the Notes; and

WHEREAS, all actions required to be taken by the Issuers, the Additional Guarantors and the Trustee under the Indenture to make this Third Supplemental Indenture a valid, binding and legal agreement of the Issuers, the Additional Guarantors and the Trustee have been done.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01  Definitions.  All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Indenture.

ARTICLE II

SUPPLEMENT TO THE INDENTURE

SECTION 2.01  Agreement to Guarantee.  The Additional Guarantors hereby agree to guarantee the obligations of the Issuers (a) under the Notes on the terms and subject to the conditions set forth in Article X of the Base Indenture, (b) under the 2017 Notes on the terms and subject to the conditions set forth in Article VI of the First Supplemental Indenture, and (c) under the 2022 Notes on the terms and subject to the conditions set forth in Article VI of the Second Supplemental Indenture.  From and after the date hereof, each of the Additional Guarantors shall be a Guarantor for all purposes under the Indenture and the Notes.

SECTION 2.02  Incorporation of Terms of Indenture.  The obligations of each Additional Guarantor under the Additional Securities Guarantee shall be governed in all respects by the terms of the Indenture and shall constitute a Securities Guarantee thereunder.  Each Additional Guarantor shall be bound by the terms of the Indenture as such terms relate to the Securities Guarantees with respect to the Notes.

ARTICLE III

MISCELLANEOUS

SECTION 3.01  Amendment of Notes.  This Third Supplemental Indenture shall be effective upon execution hereof by the Issuers, the Additional Guarantors and the Trustee, and any corresponding provisions reflected in the Notes shall also be deemed amended and supplemented in conformity with this Third Supplemental Indenture.

SECTION 3.02  Ratification of Indenture; Interpretation and Severability.  This Third Supplemental Indenture is executed and shall be construed as an indenture supplement to the Indenture, and, as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument, except that, in the case of conflict between the Indenture and this Third Supplemental Indenture, the provisions of this Third Supplemental Indenture will control.  Every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound by the Indenture, as supplemented and modified by this Third Supplemental Indenture, except that, in the case of conflict between the Indenture and this Third Supplemental Indenture, the provisions of this Third Supplemental Indenture will control.  In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

SECTION 3.03  Trust Indenture Act Controls.  If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Third Supplemental Indenture by the TIA, the required or deemed provision shall control.

SECTION 3.04  Governing Law.  THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.  EACH OF THE ISSUERS, THE ADDITIONAL GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS THIRD SUPPLEMENTAL INDENTURE OR THE ADDITIONAL SECURITIES GUARANTEES CONTEMPLATED HEREBY.

SECTION 3.05  Successors.  All agreements of the Issuers, the Additional Guarantors and the Trustee in this Third Supplemental Indenture shall bind their respective successors.

SECTION 3.06  Multiple Originals.  The parties hereto may sign any number of copies of this Third Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Third Supplemental Indenture.  The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.07  Headings.  The article and section headings of this Third Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 3.08  Trustee Not Responsible for Recitals.  The recitals contained herein shall be taken as statements of the Issuers and the Additional Guarantors, and the Trustee does not assume any responsibility for the accuracy of the recitals.  The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Third Supplemental Indenture and perform its Obligations hereunder.  All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Third Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ISSUERS

URS CORPORATION

By:	/s/ H. Thomas Hicks
Name: H. Thomas Hicks
Title: Chief Financial Officer

URS FOX US LP

By:	/s/ H. Thomas Hicks
Name: H. Thomas Hicks
Title: Authorized Officer

ADDITIONAL GUARANTORS

FLINT ENERGY SERVICES INC.

By:	/s/ William J. Lingard
Name: William J. Lingard
Title: Chief Executive Officer

FLINT USA INC.

By:	/s/ Paul M. Boechler
Name: Paul M. Boechler
Title: Chief Financial Officer

J.W. WILLIAMS INC.

By:	/s/ Steve Russom
Name: Steve Russom
Title: President

TRUSTEE

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Paula Oswald
Name: Paula Oswald
Title: Vice President